Exhibit 99.1

NEWS RELEASE
	Contacts:	Union Drilling, Inc. Christopher D. Strong, CEO 817-735-8793
FOR IMMEDIATE RELEASE		DRG&L
Ken Dennard / Ben Burnham
713-529-6600

UNION DRILLING REPORTS

2010 THIRD QUARTER RESULTS

FORT WORTH, TX – November 2, 2010 – Union Drilling, Inc. (NASDAQ: UDRL) announced today financial and operating results for the three and nine month periods ended September 30, 2010.

Revenues for the third quarter of 2010 were $52.0 million compared to $35.2 million in the third quarter of 2009. The Company reported a net loss of $4.4 million for the quarter, or $0.19 per share, compared to a net loss of $4.0 million, or $0.17 per share, during the third quarter of 2009.

EBITDA for the third quarter of 2010 totaled $6.2 million compared to $6.8 million reported in the same period last year. For additional information regarding EBITDA as a non-GAAP financial measure, please refer to the disclosures contained at the end of this release.

Christopher D. Strong, Union Drilling’s President and Chief Executive Officer, stated, “We experienced sequential top line and bottom line growth in the third quarter driven by utilization gains in West Texas and Appalachia. A few quarters ago we made the decision to look outside our core Barnett Shale natural gas market in Texas, and began shifting assets into the Permian Basin out west to pursue oil drilling. After absorbing some non-recurring start-up costs associated with that transition, we are beginning to reap some of the benefits of that strategic shift. We’re also realizing benefits from recent rig purchases and upgrades.

“Near-term opportunities for growth are likely to originate more from pricing increases and operating cost efficiencies, and less from significant further utilization improvement. Our large rigs are currently fully utilized and our medium rigs are nearly fully utilized. There is some increasing demand for smaller rigs in Appalachia, but we’re not expecting a significant boost from that piece of our business until there’s an appreciable increase in the price of natural gas. However, rig supply tightness in several of our markets, especially the Permian Basin, is creating opportunities for pricing improvements that should lead to moderate margin expansion.”

Operating Statistics

Union Drilling’s average marketed rig utilization for the third quarter of 2010 was 53.1%, up from 30.6% in the third quarter of 2009 (“year-over-year”), and up from 45.0% in the second quarter of 2010 (“sequential”). Revenue days totaled 3,470, up 74% year-over-year and up 19% sequentially. Average revenue per revenue day was $14,994, down 15% year-over-year and down a nominal amount sequentially. Operating expenses per revenue day for the third quarter of 2010 were $11,505 per revenue day, up 3% year-over-year and down 1% sequentially.

Drilling margins totaled $12.1 million, or 23% of revenues, compared year-over-year to 37% of revenues, and compared sequentially to 22% of revenues. Average drilling margin per revenue day totaled $3,489 for the third quarter of 2010, down 46% year-over-year, but up 4% sequentially. For additional information regarding drilling margin as a non-GAAP financial measure, please refer to the disclosures contained at the end of this release.

2010 Year-To-Date Results

For the nine months ended September 30, 2010, Union Drilling reported a net loss of $15.8 million, or $0.68 per share, on revenues of $134.4 million, compared to a net loss of $9.1 million, or $0.43 share, on revenues of $128.4 million for the same period in 2009. The net loss for the first nine months of 2009 includes $2.9 million, or $0.14 per share, of non-cash charges for asset impairments. Year-to-date 2010 EBITDA was $13.6 million compared to $26.1 million in 2009.

Drilling margin for the first nine months of 2010 totaled $30.9 million, or 23% of revenues, compared to $45.7 million, or 36% of revenues for the same period last year. The Company totaled 8,911 revenue days on 46.0% utilization year-to-date in 2010 versus 7,282 revenue days on 37.6% utilization in the same period last year. Year-to-date revenue and drilling margin averaged $15,079 and $3,472 respectively per revenue day in 2010 compared to $17,626 and $6,275 during the same period in 2009.

Conference Call

Union Drilling’s management team will be holding a conference call on Wednesday, November 3, 2010, at 10:00 a.m. Eastern time. To participate in the call, dial (480) 629-9692 ten minutes before the conference call begins and ask for the Union Drilling conference call. To listen to the live call on the Internet, please visit Union Drilling’s website fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a telephonic replay will be available through November 10, 2010 and may be accessed by calling (303) 590-3030 and using the pass code 4368703. Also, an archive of the webcast will be available after the call for a period of 60 days on the “Investor Relations” section of the Company’s website at www.uniondrilling.com.

About Union Drilling

Union Drilling, Inc., headquartered in Fort Worth, Texas, provides contract land drilling services and equipment to oil and natural gas producers in the United States. Union Drilling currently owns and markets 71 rigs and specializes in unconventional drilling techniques.

UDRL-E

Statements we make in this press release that express a belief, expectation or intention, as well as those which are not historical fact, are forward-looking statements within the meaning of the federal securities laws and are subject to risks, uncertainties and assumptions. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential” or similar words. These matters include statements concerning management’s plans and objectives relating to our operations or economic performance and related assumptions, including general economic and business conditions and industry trends, the continued strength or weakness of the contract land drilling industry in the geographic areas in which we operate, decisions about onshore exploration and development projects to be made by oil and gas companies, the highly competitive nature of our business, our future financial performance, including availability, terms and deployment of capital, the continued availability of qualified personnel, and changes in, or our failure or inability to comply with, government regulations, including those relating to workplace safety and the environment. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Further, we specifically disclaim any duty to update any of the information set forth in this press release, including any forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in our public filings with the Securities and Exchange Commission, including our Annual Report of Form 10-K. Management cautions that forward-looking statements are not guarantees, and our actual results could differ materially from those expressed or implied in the forward-looking statements.

Union Drilling, Inc.

Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues
Total revenues	$52,028	$35,184	$134,366	$128,353

Cost and expenses
Operating expenses	39,922	22,334	103,432	82,657
Depreciation and amortization	12,523	12,191	37,528	35,643
Impairment charge	—	—	—	2,929
General and administrative	6,004	5,825	17,694	19,606

Total cost and expenses	58,449	40,350	158,654	140,835

Operating loss	(6,421)	(5,166)	(24,288)	(12,482)

Interest expense, net	(287)	(189)	(712)	(558)
Gain (loss) on disposal of assets	36	(209)	187	(98)
Other income	83	32	130	98

Loss before income taxes	(6,589)	(5,532)	(24,683)	(13,040)

Income tax benefit	(2,146)	(1,560)	(8,928)	(3,897)

Net loss	$(4,443)	$(3,972)	$(15,755)	$(9,143)

Loss per common share:
Basic	$(0.19)	$(0.17)	$(0.68)	$(0.43)

Diluted	$(0.19)	$(0.17)	$(0.68)	$(0.43)

Weighted-average common shares outstanding:
Basic	23,182,345	23,123,103	23,162,003	21,349,931

Diluted	23,182,345	23,123,103	23,162,003	21,349,931

Union Drilling, Inc.

Operating Statistics

(in thousands, except day and per day data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenues	$52,028	$35,184	$134,366	$128,353
Operating expenses	$39,922	$22,334	$103,432	$82,657
Drilling margins	$12,106	$12,850	$30,934	$45,696

Revenue days	3,470	2,000	8,911	7,282
Marketed rig utilization	53.1%	30.6%	46.0%	37.6%

Revenue per revenue day	$14,994	$17,592	$15,079	$17,626
Operating expenses per revenue day	$11,505	$11,167	$11,607	$11,351
Drilling margin per revenue day	$3,489	$6,425	$3,472	$6,275

Union Drilling, Inc.

Balance Sheets

(in thousands, except share and per share data)

	September 30, 2010	December 31, 2009
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$5	$6
Accounts receivable (net of allowance for doubtful accounts of $193 and $1,379 at September 30, 2010 and December 31, 2009, respectively)	30,018	22,732
Inventories	1,645	1,944
Income tax recoverable	1,319	8,913
Prepaid expenses, deposits and other receivables	2,480	2,391
Deferred taxes	1,169	1,169

Total current assets	36,636	37,155
Intangible assets (net of accumulated amortization of $844 and $618 at September 30, 2010 and December 31, 2009, respectively)	1,356	1,582
Property, buildings and equipment (net of accumulated depreciation of $228,620 and $194,197 at September 30, 2010 and December 31, 2009, respectively)	266,389	254,063
Other assets	84	210

Total assets	$304,465	$293,010

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$12,442	$8,180
Current portion of notes payable for equipment	277	598
Financed insurance premiums	157	855
Customer advances	163	—
Accrued expense and other liabilities	7,659	4,511

Total current liabilities	20,698	14,144
Revolving credit facility	37,445	8,996
Long-term notes payable for equipment	18	173
Deferred taxes	44,363	53,157
Other long-term liabilities	254	217

Total liabilities	102,778	76,687

Stockholders’ equity:
Common stock, par value $.01 per share; 75,000,000 shares authorized; 25,182,345 shares and 25,123,103 shares issued at September 30, 2010 and December 31, 2009, respectively	252	251
Additional paid in capital	170,406	169,288
Retained earnings	41,492	57,247
Treasury stock; 2,000,000 shares at both September 30, 2010 and December 31, 2009	(10,463)	(10,463)

Total stockholders’ equity	201,687	216,323

Total liabilities and stockholders’ equity	$304,465	$293,010

EBITDA is earnings before net interest, income taxes, depreciation and amortization and non-cash impairment. The Company believes EBITDA is a useful measure of evaluating its financial performance because it is used by external users, such as investors, commercial banks, research analysts and others, to assess: (1) the financial performance of Union Drilling’s assets without regard to financing methods, capital structure or historical cost basis, (2) the ability of Union Drilling’s assets to generate cash sufficient to pay interest costs and support its indebtedness, and (3) Union Drilling’s operating performance and return on capital as compared to those of other entities in our industry, without regard to financing or capital structure. EBITDA is not a measure of financial performance under generally accepted accounting principles. However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies. A reconciliation of EBITDA to net earnings is included below. EBITDA as presented may not be comparable to other similarly titled measures reported by other companies.

Union Drilling, Inc.

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Calculation of EBITDA:
Net loss	$(4,443)	$(3,972)	$(15,755)	$(9,143)
Impairment charge	—	—	—	2,929

Net loss excluding impairment charge	(4,443)	(3,972)	(15,755)	(6,214)
Interest expense, net	287	189	712	558
Income tax benefit	(2,146)	(1,560)	(8,928)	(3,897)
Depreciation and amortization	12,523	12,191	37,528	35,643

EBITDA	$6,221	$6,848	$13,557	$26,090

Drilling margin represents contract drilling revenues less contract drilling costs. Union Drilling believes that drilling margin is a useful measure for evaluating its financial performance, although it is not a measure of financial performance under generally accepted accounting principles. However, drilling margin is a common measure of operating performance used by investors, financial analysts, rating agencies and Union Drilling’s management. A reconciliation of drilling margin to operating income is included below. Drilling margin as presented may not be comparable to other similarly titled measures reported by other companies.

Union Drilling, Inc.

(in thousands, except day and per day data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Calculation of drilling margin:
Operating loss	$(6,421)	$(5,166)	$(24,288)	$(12,482)
Depreciation and amortization	12,523	12,191	37,528	35,643
Impairment charge	—	—	—	2,929
General and administrative	6,004	5,825	17,694	19,606

Drilling margin	$12,106	$12,850	$30,934	$45,696

Revenue days	3,470	2,000	8,911	7,282

Drilling margin per revenue day	$3,489	$6,425	$3,472	$6,275